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                                                                   Exhibit 10.46

                         Contract No. RU/10325105/30198

Boston, Massachusetts, U.S.A.                                      July 15, 1998

      Pioneer Forest, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A. (the "Seller"), represented by W. William Pope, its President, acting on the basis of its charter, on the one side, and Closed Joint-Stock Company "Forest-Starma", a legal entity organized and existing under the legislation of the Russian Federation (the "Buyer"), represented by William
E. Schlosser, its General Director, acting on the basis of its charter, and John
F. Lawlor, a member of its Board of Directors, acting on the basis of Power of Attorney No. 1d, dated December 31, 1997, and in accordance with its charter, on the other side, have entered into this Contract with respect to the following:

1. Subject of the Contract.

1.1 The Seller hereby agrees to sell and the Buyer hereby agrees to buy, on terms CIP Vanino, Russian Federation, for ocean shipments and CIP Khabarovsk, Russian Federation, for air shipments (INCOTERMS 1990), certain goods consisting of timber harvesting equipment, transport vehicles, spare parts and other goods necessary for the conduct of the Buyer's operations (the "Goods"). The Goods are intended for the Buyer's own use.

1.2 The Goods shall be delivered in batches. In connection with each delivery of Goods, the parties shall execute a separate Appendix to this Agreement (an "Appendix") which shall indicate the description, quantity and price of the applicable Goods, terms and conditions of delivery, if such terms and conditions differ from those set forth in this Contract, and other necessary terms and conditions. Except as otherwise provided in the applicable Appendix, all deliveries of Goods shall be governed by the terms and conditions of this Contract.

2. Price.

2.1 The total value of this Contract shall not exceed US$3,120,000.00 (three million one hundred twenty thousand U.S. Dollars).

2.2 The price for each batch of Goods delivered under this Contract shall be set forth in the applicable Appendix, provided that the total value of all batches of Goods delivered shall not exceed the total value of this Contract, as set forth in Section 2.1 above.


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2.3 The prices for Goods shall include packing, transport, insurance and loading of Goods, as well as U.S. customs duties.

3. Delivery.

3.1 The date of delivery for each batch of Goods shall be the date of the bill of lading for such batch.

3.2 Delivery of the last shipment of Goods shall take place no later than July 15, 2000.

4. Payment.

4.1 Payment in full for each batch of Goods shall be made by the Buyer in U.S. dollars within 30 days after receipt by the Buyer of an invoice for such batch of Goods, but in any event within three (3) years after Russian customs clearance of such Goods. Said invoice shall be presented by the Seller after the applicable batch of Goods has cleared Russian customs. Payments shall be made by wire transfer from the bank account of Buyer to the bank account of Seller, as indicated in Section 9 of this Contract.

4.2 All bank expenses associated with this Contract outside the territory of the Russian Federation shall be borne by the Seller. All bank expenses associated with this Contract within the territory of the Russian Federation shall be borne by the Buyer.

5. Packing and Marking.

5.1 All Goods must be packed in packing appropriate for machines and parts and suitable for craneage, lift truck handling and manual handling. Goods consisting of electrical equipment shall be protected against moisture damage using shrink wrap or other suitable means.

5.2 All Goods must be properly marked. Markings shall be made in indelible paint in English and in Russian and must indicate the following:

      Consignor
      Final Destination
      Via (Port of Destination)
      Contract No.
      Crate No.
      Gross Weight
      Net Weight


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6. Obligations of the Seller and Buyer.

6.1 The Seller shall be obligated to inform the Buyer by telefax regarding the readiness of the Goods for shipment no later than ten days prior to shipment.

6.2 In connection with deliveries of Goods that require certification under legislation in force of the Russian Federation, the Seller shall be obligated to provide the Buyer with all necessary information to obtain such certification, and the Buyer shall be obligated to obtain such certification according to applicable legislation. Expenses connected with the receipt of such certification within Russia shall be borne by the Buyer.

6.3 The obligation to obtain export and import licenses and all other permits, if required, as well as payment for expenses associated with obtaining such licenses and permits in connection with deliveries of Goods hereunder shall be borne by the Buyer within the territory of Russia and by the Seller outside the territory of Russia.

6.4 The Seller's warranties are as provided by the manufacturer(s) of the Goods.

6.5 The Seller shall provide the Buyer with technical literature and instructions for the Goods as provided by the manufacturer(s) of the Goods.

6.6 In connection with each delivery of Goods under this Contract, the Seller shall be obligated to provide the Buyer with the following:

      Appendix
      Commercial Invoice
      Packing List
      Cargo Plan
      Bill of Lading
      Insurance Certificate

7. Force Majeure.

      If the performance of the present Contract is interrupted for any period of time as a result of wars, hostile actions, embargoes, blockades, strikes, acts of state authorities or by any other events beyond the control of any party hereto and which are considered force majeure events, the parties shall not be liable for delay in performing or failure to perform any of their obligations under this Contract during the period such force majeure events are in effect.


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8. Governing Law/Arbitration.

      This Contract shall be governed and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, U.S.A., without giving effect to the conflicts of law provisions thereof and without giving effect to the United Nations Convention on Contracts for the International Sale of Goods. If any dispute, difference or question shall arise between the parties at any time after the date of this Contract with respect to or in connection with this Contract, then if so elected by either party the dispute, difference or question shall be finally settled by arbitration pursuant to the Procedural Rules of the American Arbitration Association. Arbitration shall take place in Boston, Massachusetts, U.S.A., and shall be conducted in the English language. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award in an order of enforcement as the case may be.

9. Legal Addresses and Banking Information.

      SELLER:                              BUYER:

      Pioneer Forest, Inc.                 Closed Joint Stock Company
      Corporation Trust Center             "Forest-Starma"
      1209 Orange Street                   Chekhov Street, 1, apt. 3
      Wilmington, Delaware 19801           Vanino Settlement
      USA                                  Khabarovsk Territory
      Fax: 617-422-4286                    Russian Federation 682860
                                           Fax: 7(42172)44172

      SELLER'S BANK:                       BUYER'S BANK:

      State Street Bank and                Citibank T/O Moscow
      Trust Company                        ul. Gasheka, 8-10
      Boston, Massachusetts, USA           Moscow, Russian Federation
      Acct No. 54629159                    Acct No. 40702840000700211002

10. Other Conditions.

10.1 All Appendices shall be valid if signed by authorized representative of the parties. Properly signed Appendices shall be integral parts of this Contract.

10.2 All amendments and supplements to this Contract shall be valid only when made in writing and signed by authorized representatives of the parties.


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10.3 Neither party shall have the right to assign its rights and obligations under this Contract to third parties, with the exception of such party's legal successors, without the other party's written consent thereto.

10.4 This Contract shall enter into force as of the date indicated on the first page of this Contract.

10.5 This Contract has been executed in six (6) copies, three (3) in Russian and three (3) in English, all of which shall have equal legal force.


                                     SELLER:

                                     Pioneer Forest, Inc.

                                     /s/ W. William Pope
                                     ---------------------------         [SEAL]
                                     W. William Pope
                                     President


                                     BUYER:

                                     Closed Joint-Stock Company
                                     "Forest-Starma"

                                     /s/ William E. Schlosser
                                     ---------------------------
                                     William E. Schlosser
                                     General Director


                                     /s/ John F. Lawlor
                                     ---------------------------         [SEAL]
                                     John F. Lawlor
                                     Member of the Board of Directors
                                     Acting on the basis of Power of
                                     Attorney No. 1d,
                                     Dated December 31, 1997


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